As filed with the Securities and Exchange Commission on August 6, 2001.
File No. 333-________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INTERFACE, INC.
(Exact Name of Issuer as Specified in its Charter)

Georgia (State or Other Jurisdiction of Incorporation or Organization)	58-1451243 (I.R.S. Employer Identification Number)

2859 Paces Ferry Road, Suite 2000
Atlanta, Georgia 30339
(770) 437-6800
(Address and Telephone Number of Issuer’s Principal Executive Offices)

Interface, Inc. Omnibus Stock Incentive Plan
(Full Title of the Plan)

Raymond S. Willoch, Esq.
Senior Vice President, General Counsel and Secretary
Interface, Inc.
2859 Paces Ferry Road, Suite 2000
Atlanta, Georgia 30339
(770) 437-6800
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
W. Randy Eaddy, Esq.
Kilpatrick Stockton LLP
1100 Peachtree Street, N.E.
Atlanta, Georgia 30309-4530
(404) 815-6500

Calculation of Registration Fee
Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A or B Common Stock, par value $0.10 per share	2,000,000 shares(2)	$6.01	$12,020,000	$3,005

(1)

Determined in accordance with Rule 457(h) under the Securities Act of 1933, based on $6.01, the average of the high and low sales prices of the Company’s Class A Common Stock on the Nasdaq Stock Market on August 1, 2001.

(2)
Pursuant to Rule 416, this Registration Statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends, or similar transactions.

Interface, Inc. (the “Company”) files this Registration Statement on Form S-8 in connection with an amendment to the Interface, Inc. Omnibus Stock Incentive Plan (the “Plan”) that increases the number of shares of Class A or Class B common stock, par value $.10 per share (the “Common Stock”), that may be issued or transferred under the Plan. The number of shares that may be issued or transferred under the Plan has been increased by 2,000,000. The shares of Common Stock previously available for issuance or transfer under the Plan are covered by a Registration Statement on Form S-8 (Registration No. 333-38675), the contents of which are incorporated herein by reference. As amended, the aggregate number of shares of Common Stock that may be issued or transferred under the Plan is 5,600,000 (adjusted to reflect a two-for-one stock split in June 1998), plus the number of shares subject to stock options granted under the Company’s former stock option plans that are forfeited, terminated or otherwise expire unexercised.

ITEM 8.           EXHIBITS

The exhibits included as part of this Registration Statement are as follows:

Exhibit Number	Description
4	First Amendment to the Interface, Inc. Omnibus Stock Incentive Plan
5 & 23.1	Opinion and Consent of Raymond S. Willoch, Senior Vice President, General Counsel and Secretary of the Registrant
23.2	Consent of BDO Seidman, LLP
24	Power of Attorney (included in the Signature Page of this Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, state of Georgia, on this 30th day of June, 2001.

INTERFACE, INC.

By: /s/ Ray C. Anderson
Ray C. Anderson, Chairman of the Board, President, and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Ray C. Anderson and Daniel T. Hendrix, and either of them, his/her true and lawful attorneys-in-fact with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing whatsoever requisite and desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities indicated, on the 30th day of June, 2001.

SIGNATURE	TITLE

/s/ Ray C. Anderson Ray C. Anderson	Chairman of the Board, President and Chief Executive Officer (PRINCIPAL EXECUTIVE OFFICER)

/s/ Daniel T. Hendrix Daniel T. Hendrix	Executive Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial and Accounting Officer)

/s/ Dianne Dillon-Ridgley Dianne Dillon-Ridgley	Director

/s/ Carl I. Gable Carl I. Gable	Director

/s/ June M. Hinton June M. Henton	Director

Christopher G. Kennedy	Director

/s/ J. Smith Lanier, II J. Smith Lanier, II	Director

/s/ James B. Miller, Jr. James B. Miller, Jr.	Director

/s/ Thomas R. Oliver Thomas R. Oliver	Director

/s/ Leonard G. Saulter Leonard G. Saulter	Director

/s/ Clarinus C. Th. van Andel Clarinus C. Th. van Andel	Director

EXHIBIT INDEX

TO

REGISTRATION STATEMENT ON FORM S-8

Exhibit Number	Description
4	First Amendment to the Interface, Inc. Omnibus Stock Incentive Plan
5 & 23.1	Opinion and Consent of Raymond S. Willoch, Senior Vice President, General Counsel and Secretary of the Registrant
23.2	Consent of BDO Seidman, LLP